UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 30, 2014 (July 29, 2014)

Integrys Energy Group, Inc.
(A Wisconsin Corporation)
(Exact name of registrant as specified in charter)

Wisconsin	1-11337	39-1775292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Randolph Street, Chicago, IL (Address of Principal Executive Offices)		60601-6207 (Zip Code)

(312) 228-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 29, 2014, Integrys Energy Group, Inc., a Wisconsin corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Exelon Generation Company, LLC, a Pennsylvania limited liability company (“Exelon Generation”). Pursuant to the Purchase Agreement, the Company agreed to sell, subject to the terms and conditions set forth in the Purchase Agreement, its competitive retail electric and natural gas businesses through a sale of all of the issued and outstanding shares of capital stock of its wholly-owned subsidiary, Integrys Energy Services, Inc., a Wisconsin corporation (“IES”), to Exelon Generation for a purchase price of $60,000,000 plus adjusted net working capital at the time of the closing. IES’s adjusted net working capital balance was approximately $183,000,000 as of May 31, 2014. Pursuant to the Purchase Agreement, Exelon Generation has agreed to use its commercially reasonable efforts to replace the guarantees and other credit support currently being provided by the Company for IES in support of the ongoing competitive retail businesses and to reimburse the Company for any payments arising pursuant to such arrangements continuing for any post-closing period. Prior to the consummation of the transaction, IES will transfer its generation and solar asset businesses to the Company or one of its affiliates, thereby excluding these businesses from the transaction. Following the consummation of the transaction, Integrys Business Support, LLC, a Delaware limited liability company and an affiliate of the Company, will continue to provide certain services at cost to Exelon Generation for a transitional period of up to fifteen (15) months following closing.
The transaction is expected to close in the fourth quarter of 2014 or the first quarter of 2015. The closing of the transaction is subject to certain conditions, including, among others, approval by the Federal Energy Regulatory Commission and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Either party may terminate the Purchase Agreement if the transaction has not been consummated by the six (6) month anniversary of the date of the Purchase Agreement, subject to an extension of up to 180 days, if necessary, to obtain regulatory approval. The Purchase Agreement also includes various representations, warranties, covenants, indemnification and other provisions customary for a transaction of this nature.
Item 8.01 Other Events.
On July 30, 2014, the Company and Exelon Generation issued a joint press release announcing the execution of the Purchase Agreement and the transactions contemplated by the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Statements
This Current Report contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “hope,” “aim,” “continue,” “will,” “may,” “would,” “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; regulatory actions by federal, state or local authorities; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions. These forward-looking statements are based on numerous assumptions and assessments made by the Company in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this Current Report could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this Current Report are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Current Report.  The Company does not assume any obligation to update the information contained in this Current Report (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties at the Company can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports filed on Form 10-Q and Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Joint Press Release of Integrys Energy Group, Inc. and Exelon Generation Company, LLC, issued on July 30, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2014	INTEGRYS ENERGY GROUP, INC.

	By:	/s/ Jodi J. Caro
		Name:	Jodi J. Caro
		Title:	Vice President, General Counsel and Secretary

INTEGRYS ENERGY GROUP, INC.

Exhibit Index to Form 8-K
Dated July 30, 2014

Exhibit Number	Description

99.1	Joint Press Release of Integrys Energy Group, Inc. and Exelon Generation Company, LLC, issued on July 30, 2014